Exhibit 99.4

AMENDED AND RESTATED REVOLVING LINE OF CREDIT NOTE

$15,000,000.00	Minneapolis, Minnesota
October 2, 2012

FOR VALUE RECEIVED, the undersigned DATALINK CORPORATION (“Borrower”) promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) at its Regional Commercial Banking Office located in Minneapolis, Minnesota, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00), with interest thereon as set forth herein.

This Note is the Line of Credit Note referenced in that certain Credit Agreement dated as of March 31, 2011 (as amended from time to time, the “Credit Agreement”) by and among Bank and Borrower.  The terms of the Credit Agreement are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings given to them in the Credit Agreement.

1.                                       Definitions.  As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

“Business Day” means any day except a Saturday, Sunday or any other day on which commercial banks in Minnesota are authorized or required by law to close.

“Daily Three Month LIBOR” means, for each day, LIBOR as quoted by Wells Fargo for a period of time approximately equal to three months in duration.

“LIBOR” means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

LIBOR =	Base LIBOR
100% - LIBOR Reserve Percentage

“Base LIBOR” means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto.  Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

“LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage.

2.                                       Interest.  The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a rate per annum equal to two percent (2.00%) above the Daily Three Month LIBOR in effect from time to time.

3.                                       Taxes and Regulatory Costs.  Borrower shall pay to Bank immediately upon demand, in addition to any other amounts due or to become due hereunder, any and all (i) withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to LIBOR, and (ii) future, supplemental, emergency or other changes in the LIBOR Reserve Percentage, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority or resulting from compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority and related in any manner to LIBOR to the extent they are not included in the calculation of LIBOR.  In determining which of the foregoing are attributable to any LIBOR option available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

4.                                       Payment of Interest.  Interest accrued on this Note shall be payable on the last day of each month, commencing September 30, 2012.

5.                                       Default Interest.  From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, or at Bank’s option upon the occurrence, and during the continuance of an Event of Default, the outstanding principal balance of this Note shall bear interest at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to two percent (2%) above the rate of interest from time to time applicable to this Note.

6.                                       Repayment and Prepayment.  The outstanding principal balance of this Note shall be due and payable in full on the Maturity Date (as defined in the Credit Agreement).

a.                                       Application of Payments.  Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

b.                                      Prepayment.  Borrower may prepay principal in whole or in part on this Note at any time without premium or penalty.

7.                                       Events of Default.  This Note is made pursuant to and is subject to the terms and conditions of the Credit Agreement.  Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an “Event of Default” under this Note.

8.                                       Remedies.  Upon the occurrence of any Event of Default, the holder of this Note, at the holder’s option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower.  Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of the holder’s in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder’s rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Borrower or any other person or entity.

9.                                       Miscellaneous.

a.                                       Replacement Note.  This Note is issued in replacement and substitution for, but not in repayment or satisfaction of, that certain Amended and Restated Revolving Line of Credit Note of Borrower dated as of July 31, 2012 and made payable to the order of Bank in the original principal amount of $10,000,000.

b.                                      Obligations Joint and Several.  Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

c.                                       Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

d.                                      Usury Exemption.  The extension of credit evidenced by this Note, and the rate of interest applicable hereto, shall be governed by Section 334.01, Subdivision 2 of the Minnesota Statutes.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned has executed this Note as of October 2, 2012.

DATA LINK CORPORATION

/s/ Gregory T. Barnum
By:	Gregory T. Barnum
Its:	Vice President Finance/Chief Financial Officer

[Signature Page to $15,000,000 Amended and Restated Revolving Line of Credit Note

in favor of Wells Fargo Bank, National Association]